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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               OBJECT DESIGN, INC.

         OBJECT DESIGN, INC., A CORPORATION ORGANIZED AND EXISTING UNDER AND BY VIRTUE OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, DOES HEREBY
CERTIFY:

         FIRST: THAT THE FOLLOWING AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF OBJECT DESIGN, INC. (THE "CORPORATION") HAS BEEN DULY PROPOSED BY THE BOARD OF DIRECTORS OF THE CORPORATION AND DULY ADOPTED BY THE STOCKHOLDERS OF THE CORPORATION IN ACCORDANCE WITH THE PROVISIONS OF SECTIONS 228 AND 242 OF THE DELAWARE GENERAL CORPORATION LAW:

         THAT THE RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION BE FURTHER AMENDED BY DELETING THE FIRST PARAGRAPH TO ARTICLE FOURTH AND INSERTING A NEW FIRST PARAGRAPH TO ARTICLE FOURTH IN ITS STEAD WHICH SHALL BE AND READ AS FOLLOWS IN ITS ENTIRETY:

         "FOURTH: THE TOTAL NUMBER OF SHARES OF CAPITAL STOCK WHICH THE CORPORATION SHALL HAVE THE AUTHORITY TO ISSUE SHALL BE 35,000,000 COMMON SHARES, HAVING A PAR VALUE OF $.001 PER SHARE, AMOUNTING TO AN AGGREGATE PAR VALUE OF $35,000.00 AND 19,004,188 SHARES OF PREFERRED STOCK HAVING A PAR VALUE OF $.01 PER SHARE AMOUNTING TO AN AGGREGATE PAR VALUE OF $190,041.88."
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         SECOND: WRITTEN CONSENT TO THE ADOPTION OF THE FOREGOING AMENDMENT OF
THE RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION HAS BEEN GIVEN IN ACCORDANCE WITH THE PROVISIONS OF SECTION 228 OF THE DELAWARE GENERAL CORPORATION LAW AND WRITTEN NOTICE OF THE ADOPTION OF SAID AMENDMENT WITHOUT A MEETING BY LESS THAN UNANIMOUS WRITTEN CONSENT HAS BEEN GIVEN TO THOSE STOCKHOLDERS WHO HAVE NOT CONSENTED IN WRITING AS PROVIDED IN SAID SECTION 228.


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         IN WITNESS WHEREOF, OBJECT DESIGN, INC. HAS CAUSED THIS CERTIFICATE
TO BE SIGNED BY ITS PRESIDENT THIS       DAY OF                      , 1996.


                                            OBJECT DESIGN, INC.

                                            BY:
                                               ---------------
                                               ITS PRESIDENT



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